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                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549



                             FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                SECURITIES AND EXCHANGE ACT OF 1934


      SCE&G Trust I                  South Carolina Electric & Gas
                                                Company
(Exact Name of Registrant as        (Exact Name of Registrant as
  Specified in its Charter)            as Specified in its Charter)

         Delaware                           South Carolina
 (State of Incorporation             (State of Incorporation or
    or Organization                     Organization)

       58-6353075                            57-0248695
  (I.R.S. Employer Identification No.) (I.R.S. Employer Identification No.)

 c/o South Carolina Electric & Gas
              Company
        1426 Main Street                   1426 Main Street
    Columbia, South Carolina              Columbia, South Carolina
Address of Principal Executive Offices)(Address of Principal Executive Offices)

          29201                               29201
       (Zip Code)                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so       Name of Each Exchange on which
        Registered                  Each Class is to be Registered

   SCE&G Trust I ______% Trust
       Preferred Securities,
       Series A, liquidation
       amount $25 per share             New York Stock Exchange

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 Guarantee Agreement of South
   Carolina Electric & Gas Company       New York Stock Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

    Securities Act registration statement file number to which this form relates:

333-37787 and 333-37787-01 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                             None
                       (title of class)

Item 1.     Description of Registrant's Securities to be Registered

     A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, included as a part of that certain registration statement (the "Registration Statement") of South Carolina Electric & Gas Company and SCE&G Trust I, Registration Nos. 333-37787 and 333-37787-01,. The Registration Statement hereby is incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2.     Exhibits

Exhibit
Number                                      Description

  1. Certificate of Trust of SCE&G Trust I (incorporated herein by reference to Exhibit 4(B) to the Registration Statement on Form S-3 (Registration Statement Nos. 333-37787 and 333-37787-
      01) filed on October 14, 1997 (the "Registration Statement")).




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  2. Form of Amended and Restated Trust Agreement of SCE&G Trust I,
     which includes as Exhibit D thereto the form of Trust
     Preferred Security (incorporated herein by reference to Exhibit 4(D) to the Registration Statement).

  3. Form of Guarantee Agreement to be executed and delivered by the South Carolina Electric & Gas Company for the benefit of the holders of the Trust Preferred Securities (incorporated herein by reference to Exhibit 4(F) to the Registration Statement).

                             SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, SCE&G Trust I and South Carolina Electric & Gas Company and SCE&G Trust I have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:     October 15, 1997

                                SCE&G TRUST I

                                By: South Carolina Electric & Gas
                                      Company, as Depositor

                                By:   s/W. B. Timmerman

                                Title:  Chairman of the Board,
                                        Chief Executive Officer
                                        and Director


                                SOUTH CAROLINA ELECTRIC & GAS
                                COMPANY


                                By:   s/W. B. Timmerman

                                Title:  Chairman of the Board,
                                        Chief Executive Officer
                                        and Director

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                    SOUTH CAROLINA ELECTRIC & GAS COMPANY
                               EXHIBIT INDEX


Exhibit                                               Sequentially
Number                                                  Numbered
                                                          Page

1.    Certificate of Trust of SCE&G Trust I
      (incorporated herein by reference to
      Exhibit 4(D) to the Registration Statement on Form S-3 (Registration Statement
      No. 333-37787 and 333-37787-01) filed on October
      14, 1997 (the "Registration Statement")).

2. Form of Amended and Restated Trust Agreement of SCE&G Trust I, which includes as Exhibit
      D thereto the form of Trust Preferred Security
      (incorporated herein by reference to Exhibit 4(D) to the Registration Statement).

3. Form of Guarantee Agreement to be executed and delivered by South Carolina Electric & Gas
      Company for the benefit of the holders of the Trust Preferred Securities (incorporated herein by reference to Exhibit 4(F) to the Registration Statement).


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